Exhibit 5.1

CONYERS DILL & PEARMAN SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

11 December 2020

Matter No.:711632

Doc Ref: Legal – 18411412.4

1 345 814 7786

Cora.Miller@conyers.com

Color Star Technology Co., Ltd.

800 3rd Ave, Suite 2800

New York, NY

10022

Dear Ladies and Gentlemen,

Re: Color Star Technology Co., Ltd. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of a preliminary prospectus (the “Prospectus”) and filed pursuant to Rule 424(b)(5) of the Securities Act included therein, relating to the offering and resale by the Company (the “Offering”) of an aggregate of 13,976,252 ordinary shares, par value US$0.001 per share (the “Ordinary Shares”) consisting of (a) 2,096,252 Ordinary Shares issuable upon exercise of certain Ordinary Shares purchase warrants issued on July 22, 2020 (the “July Warrants”); and (b) 11,880,000 Ordinary Shares issuable upon exercise of certain ordinary shares purchase warrants issued on September 17, 2020 (the “September Warrants” and together with the July Warrants, the “Warrants”, such Ordinary Shares, the “Warrant Shares”).

For the purposes of giving this opinion, we have examined and relied upon a copies of the following documents:

1.	the Registration Statement; and

2.	the Prospectus.

The documents listed in items 1. and 2. above are hereinafter collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the certificate of incorporation of the Company dated and filed with the Registrar of Companies of the Cayman Islands (the “Registrar”) on 28 June 2018, a copy of the certificate of incorporation on change of name of the Company filed with the Registrar of Companies of the Cayman Islands on 1 May 2020 and approved by special resolution dated 27 April 2020, the amended and restated memorandum of association and the articles of association of the Company filed 1 May 2020 (together, the “Constitutional Documents”), each certified by the Secretary of the Company on 8 December 2020, a copy of unanimous written resolutions of the directors of the Company dated 20 July 2020, 15 September 2020 and 19 October 2020 and the minutes of the extraordinary general meeting of the shareholders of the Company dated 18 November 2020 increasing the authorized share capital set out in the Memorandum as filed with the Registrar on 7 December 2020 (collectively, the “Resolutions”), a certificate of good standing (the “Cogs”) of the Company issued by the Registrar of Companies of the Cayman Islands and dated 8 December 2020 the “Certificate Date”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. The Constitutional Documents, Cogs, Resolutions and Documents are hereinafter collectively referred to as the “Corporate Documents”.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (d) that the Company will issue the Ordinary Shares and Warrant Shares in furtherance of its objects as set out in its Constitutional Documents; (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein; (f) that, upon the issue of any Ordinary Shares and the Warrant Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall not be less than the par value thereof; (g) the accuracy and completeness of all factual representations made in the Documents, the Constitutional Documents and other documents reviewed by us; (h) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (i) there is nothing underlying any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein; (j) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company; (k) that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Securities pursuant to the Registration Statement; (l) the Offering and the transactions contemplated thereunder complies with the requirements of the applicable rules of the Nasdaq Stock Market; (m) that on the date of entering into the Documents to which is it a party, the Company is and after entering into the Documents to which it is a party, will be able to pay its liabilities as they become due; (n) the validity and binding effect under the laws of the United States of America of the Documents and that the Documents will be duly filed with and declared effective by the Commission; (o) save for the Corporate Documents, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement; and (i) that on the date of issuance of any of the Ordinary Shares and/or Warrant Shares, the Company will have sufficient authorised but unissued ordinary shares.

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We express no opinion with respect to the issuance of Ordinary Shares and/or Warrant Shares pursuant to any provision of the Documents that purports to obligate the Company to issue such Ordinary Shares and/or Warrant Shares, as the case may be, following the commencement of a winding up or liquidation. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The Warrant Shares have been duly authorized and when issued and delivered by the Company pursuant to the Documents against payment of the consideration set forth in the Documents, will be duly and validly issued, fully-paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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